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                                                                    EXHIBIT 99.1



Northern Border                           News
Pipeline Company                          Release     1111 South 103rd Street
                                                      Omaha, Nebraska 68124-1000

                                          For Further Information,
                                          Contact:

                                                              Media Relations
                                                              Beth Jensen
                                                              (402) 398-7806

                                                              Investor Relations
                                                              Ellen Konsdorf
                                                              (402) 398-7840


NORTHERN BORDER PIPELINE COMPANY'S DEBT
AFFIRMED A3 BY MOODY'S

FOR IMMEDIATE RELEASE: Tuesday, April 9, 2002

         OMAHA, NE - Northern Border Pipeline Company announced today that Moody's Investors Service has affirmed the A3 rating of the Company's Senior unsecured notes, with a negative rating outlook. In confirming the A3 rating, Moody's acknowledges the Company's strong business position and stable cash flows. The action ends a rating review that began on February 8, 2002 with the announcement by Moody's that they had placed the Company under review for possible downgrade. Standard & Poor's and FitchRatings continue to rate the Company's public debt as A-.

         Northern Border Pipeline Company is a general partnership, which owns and operates a 1,249-mile interstate pipeline that transports primarily Canadian natural gas into the United States. Northern Border Partners, L.P. (NYSE: NBP) owns a 70 percent general partner interest in Northern Border Pipeline Company. The remaining 30 percent interest in the Company is owned by TC PipeLines, LP (NASDAQ: TCLP).



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